UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2026

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road	Columbus	Georgia	31999
(Address of principal executive offices)			(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	AFL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Registered Senior Notes Offering

On May 14, 2026, Aflac Incorporated, a Georgia corporation (the “Company”), issued $500,000,000 aggregate principal amount of 5.150% Senior Notes due 2036 (the “Notes”) in a public offering pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-281977) (the “Registration Statement”), the prospectus dated September 6, 2024, and the related prospectus supplement dated May 11, 2026. The Company intends to use the net proceeds from the offering of Notes for general corporate purposes.

The sale of the Notes was made pursuant to the terms of an underwriting agreement, dated May 11, 2026 (the “Underwriting Agreement”), by and among the Company and the several underwriters included on Schedule 1 thereto, for whom Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC acted as representatives. The Underwriting Agreement contains customary terms, conditions, representations and warranties and indemnification provisions.

The Notes bear interest at the rate of 5.150% per annum from and including their date of issuance to, but excluding, May 14, 2036, or early redemption. Interest on the Notes is payable semi-annually in arrears on May 14 and November 14 each year, beginning on November 14, 2026. Prior to February 14, 2036 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Notes are general unsecured obligations and rank equally in right of payment with any of the Company’s existing and future unsecured senior indebtedness. The Notes were issued under an indenture, dated as of May 21, 2009 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a forty-seventh supplemental indenture, dated as of May 14, 2026 (the “Forty-Seventh Supplemental Indenture”) between the Company and the Trustee. As used herein, the term “Indenture” means the Base Indenture as supplemented by the Forty-Seventh Supplemental Indenture. The Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description of the Underwriting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The description of the Indenture set forth above is qualified in its entirety by reference to the full text of each of the Base Indenture, a copy of which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 21, 2009, and the Forty-Seventh Supplemental Indenture (including the form of Notes included therein), a copy of which is attached hereto as Exhibit 4.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated May 11, 2026, between Aflac Incorporated and the several underwriters named in Schedule 1 thereto, for whom Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC acted as representatives.

4.1	Forty-Seventh Supplemental Indenture, dated as of May 14, 2026, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 5.150% Senior Note due 2036).

5.1	Opinion of Audrey Boone Tillman, Esq., Senior Executive Vice President and General Counsel of the Company.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Audrey Boone Tillman, Esq. (included as part of Exhibit 5.1 hereto).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2 hereto).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

May 14, 2026	/s/ Robin L. Blackmon
Robin L. Blackmon
Senior Vice President, Financial Services
Chief Accounting Officer